ROYAL ROAD MINERALS LIMITED
4 Wharf Street, Suite 30
St Helier, Jersey, JE2 3NR

INFORMATION CIRCULAR

This information circular (“Circular”) is furnished in connection with the annual general meeting (the “Meeting”) of shareholders of Royal Road Minerals Limited (the “Corporation”) to be held at the Corporation’s offices located at 4 Wharf Street, Suite 30, St Helier, Jersey, Channel Islands, JE2 3NR on Wednesday, the 8th day of June, 2016, at 10:00 a.m. (British Summer Time) for the purposes set forth in the accompanying Notice.

ATTENDANCE

To be entitled to attend and vote at the Meeting, shareholders must be registered in the register of shareholders of the Corporation at 4:00 p.m. (Toronto Time) on June 6, 2016 (or, in the event of any adjournment, 48 hours prior to the time of the adjourned Meeting), and transfers registered after that time shall be disregarded in determining entitlements to attend and vote at the Meeting.

All shareholders whose shareholdings are registered in the register of shareholders on May 4, 2016 and all non-registered (or beneficial) shareholders on May 4, 2016 are entitled to receive this Notice of Meeting. Persons who become registered as shareholders of Ordinary Shares or non-registered (or beneficial) shareholders at any time after the applicable record date for the Notice of Meeting and on or before the record date for attending and voting at the Meeting shall be entitled to receive from the Corporation a copy of the Notice of Meeting and this Circular on request to the appropriate share registry.

PROXIES

This Circular is furnished in connection with the solicitation, by or on behalf of the management of the Corporation, of proxies to be used at the Meeting or at any adjournment thereof. It is expected that the solicitation will be primarily by mail, but proxies may also be solicited personally, by advertisement or by telephone, by directors, officers or employees of the Corporation without special compensation. The cost of solicitation will be borne by the Corporation at a nominal cost.

Each shareholder entitled to attend and vote at the Meeting has the right to appoint a proxy (or proxies) to represent them and exercise all or any of their rights to attend, speak and vote at the Meeting or at any adjournment thereof. A shareholder can appoint more than one proxy in relation to the Meeting, provided that each proxy is appointed to exercise the rights attached to a different share(s) held by the shareholder. Further details are set out in the notes to the proxy form. A proxy form which may be used to make this appointment and give proxy instructions accompanies this Circular. You can only appoint a proxy using the procedures set out in these notes and the notes to the proxy form. A proxy may be a person or a company and need not be a shareholder of the Corporation or the person designated by management in the enclosed proxy form. The right to appoint a proxy of your choice may be exercised by inserting the name of the person or company in the blank space provided in the enclosed proxy form or by completing another proxy form.

The appointment of a proxy will not prevent a shareholder from subsequently attending and voting at the Meeting in person, in which case any votes cast by the proxy will be excluded and your proxy appointment will automatically be terminated. You may also revoke your proxy appointment by depositing an instrument in writing signed by you at the registered office of the Corporation at any time up to and including the last business day preceding the day of the Meeting, or in the case of any adjournment of the Meeting, the last business day preceding the day of the adjournment, or with the Chairman of the Meeting on the day of, and prior to the start of, the Meeting or any adjournment thereof. A shareholder may also revoke a proxy in any other manner permitted by law.

To appoint a proxy, using the proxy form, the form must be completed and signed; sent or delivered to the Corporation’s transfer agent, Computershare Trust Company of Canada (the “Transfer Agent”), by mail or delivery to the attention of the Proxy Department of Computershare Investor Services Inc. at 100 University Avenue, 8th Floor, Toronto, Ontario, Canada, M5J 2Y1, facsimile number (416) 263-9524 (or (866) 249-7775 if within North America) or by using the internet at www.investorvote.com or by telephone at 1-866-732-8683 (VOTE), or as described in the instructions accompanying the proxy; and received by the Transfer Agent no later than 4:00 p.m. (Toronto time) on June 6, 2016.

In the case of a shareholder which is a company, the proxy form must be executed under its common seal or signed on its behalf by an officer of the company or an attorney for the company. Any power of attorney or any other authority under which the proxy form is signed (or a duly certified copy of such power or authority) must be included with the proxy form. In the case of joint holders, where more than one of the joint holders purports to appoint a proxy, only the appointment submitted by the most senior holder will be accepted. Seniority is determined by the order in which the names of the joint holders appear in the Corporation’s register of shareholders in respect of the joint holding (the first named being the most senior).

If you submit more than one valid proxy appointment in respect of the same share for use at the same meeting or poll, the appointment received last before the latest time for the receipt of proxies will take precedence. Under the Companies (Jersey) Law 1991, a body corporate may only appoint one corporate representative. A share owner which is a body corporate that wishes to allocate its votes to more than one person should use the proxy arrangements.

MANNER OF VOTING AND EXERCISE OF DISCRETION BY PROXIES

Your shares will be voted for or against, or withheld from voting on each item listed on the proxy in accordance with your instructions on your proxy. If you do not specify how you want to vote on any item listed on the proxy, the person(s) designated by management of the Corporation in the proxy will vote the shares represented by the proxy FOR the approval of that item. If you choose to appoint someone other than the directors or officers named in the proxy to vote on your behalf at the Meeting, he or she will be entitled to vote your shares in accordance with your instructions. On items for which you do not specify how you want to vote, your proxy holder will vote your shares as he or she sees fit. The proxy also confers discretionary authority upon the persons named therein to vote with respect to any amendments or variations to the matters identified in the Notice of Meeting and with respect to other matters which may properly come before the Meeting in such manner as such nominee in his judgment may determine. At the time of printing this Circular, the management of the Corporation knows of no such amendments, variations or other matters to come before the Meeting. Note that a vote withheld is not a vote in law, which means that the vote will not be counted in the calculation of votes either for or against any resolution.

REVOCATION OF PROXIES

A Shareholder who has given a proxy may revoke it by an instrument in writing executed by the Shareholder or by his attorney authorized in writing or, where the Shareholder is a corporation, by a duly authorized officer or attorney of the corporation, and delivered to the office of the Transfer Agent, by mail or delivery to: Computershare Investor Services Inc., 8th Floor, 100 University Avenue, Toronto, Ontario M5J 2Y1, at any time up to and including the last business day preceding the day of the Meeting, or if adjourned, any reconvening thereof, or to the Chairman of the Meeting on the day of the Meeting or, if adjourned, any reconvening thereof or in any other manner provided by law. A revocation of a proxy does not affect any matter on which a vote has been taken prior to the revocation.

NON-REGISTERED (OR BENEFICIAL) SHAREHOLDERS IN CANADA

Many shareholders in Canada and elsewhere are non-registered shareholders because the Ordinary Shares they own are not registered in their names but are instead registered in the name of an intermediary such as the brokerage firm, bank or trust corporation through which they purchased the Ordinary Shares. A non-registered (or beneficial) shareholder typically holds their Ordinary Shares either: (a) in the name of the intermediary that such shareholder deals with in respect of the Ordinary Shares (Intermediaries include, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered RRSPs, RRIFs, RESPs and similar plans); or (b) in the name of a clearing agency (such as “CDS Inc.”, the registration name for CDS Clearing and Depository Services Inc., which acts as nominee for many Canadian brokerage firms).

The Corporation will not be relying on the notice and access delivery procedures outlined in National Instrument 54-101 - Communications with Beneficial Owners of Securities of a Reporting Issuer of the Canadian Securities Administrators (“NI 54-101”) to distribute copies of proxy-related materials in connection with the Meeting.

Copies of the Notice of Meeting, this Circular and the proxy form (collectively, the “Meeting Materials”) are being sent to both registered owners of the securities and to non-registered (or beneficial) shareholders. If you are a non-registered (or beneficial) shareholder and the Corporation or its agent has sent these materials directly to you, your name and address and information about your holdings of securities, have been obtained in accordance with applicable securities regulatory requirements from the intermediary holding on your behalf. By choosing to send these materials to you directly, the issuer (and not the intermediary holding on your behalf) has assumed responsibility for (i) delivering these materials to you, and (ii) executing your proper voting instructions. Please return your voting instructions as specified in the request for voting instructions.

In accordance with the requirements of NI 54-101, the Corporation has distributed copies of the Meeting Materials to CDS and intermediaries (each as defined in NI 54-101) for onward distribution to non-registered (or beneficial) shareholders who are “OBOs” (as such term is defined in NI 54-101). The Corporation intends to pay for an intermediary to forward the Meeting Materials to OBOs, including a voting instruction form (as described further below).

If you are a non-registered (or beneficial) shareholder and you have not declined to receive the Meeting Materials, then you will receive either a voting instruction form or, less frequently, a partially completed proxy form. The purpose of these forms is to permit you to direct the voting of your Ordinary Shares that you beneficially own. If you are a non-registered (or beneficial) shareholder you should follow the procedures set out below, depending on which type of form you receive.

(a)

Voting Instruction Form. In most cases, you will receive, as part of the Meeting Materials, a voting instruction form. If you do not wish to attend and vote at the Meeting in person (or have another person attend and vote on your behalf), the voting instruction form must be completed, signed and returned in accordance with the directions on the form. If you wish to attend and vote at the Meeting in person (or have another person attend and vote on your behalf), then you must complete, sign and return the voting instruction form in accordance with the directions provided and a form of proxy giving the right to attend and vote will be forwarded to you.

or

(b)

Form of Proxy. Less frequently, you will receive, as part of the Meeting Materials, a form of proxy that has already been signed by the intermediary (typically by a facsimile, stamped signature) which is restricted as to the number of Ordinary Shares beneficially owned by you, but which is otherwise incomplete. If you do not wish to attend and vote at the Meeting in person (or have another person attend and vote on your behalf), you must complete the form of proxy and deposit it with the Transfer Agent, as described above. If you wish to attend and vote at the Meeting in person (or have another person attend and vote on your behalf), you must strike out the names of the persons named in the proxy and insert your name (or such other person’s) name in the blank space provided.

In any case, the purpose of this procedure is to permit a non-registered (or beneficial) shareholder to direct the voting of the Ordinary Shares which they beneficially own. Should a non-registered (or beneficial) shareholder who receives one of the above forms wish to vote at the Meeting in person, such beneficial owner should strike out the names of the management proxy holders and insert his or her name in the blank space provided. Non- registered (or beneficial) shareholders should follow the instructions on the forms they receive, including those regarding when and where the forms are to be delivered, and contact their Intermediaries promptly if they need assistance.

VOTING SHARES AND PRINCIPAL HOLDERS THEREOF

As at May 9, 2016 (being the last business day prior to the publication of this Notice) the Corporation’s issued share capital consists of 66,645,951 Ordinary Shares, each of which carries one vote per share.

To the knowledge of the directors and senior officers of the Corporation and from information obtained on the SEDI website at www.sedi.ca, no person or company beneficially owns, controls or directs, directly or indirectly, shares carrying 10% or more of the voting rights attached to all shares of the Corporation, except as follows:

Shareholder	Number of Securities	Percentage of Ordinary Shares

Exploration Capital Partners 2012 Limited Partnership	6,000,001	5.6%
Exploration Capital Partners 2006 Limited Partnership	3,729,975	9.0%

Notes:

(1)

Based solely on information provided to the Corporation by representatives of Exploration Capital Partners 2006 Limited Partnership and Exploration Capital Partners 2012 Limited Partnership in connection with the preparation of this Circular, to the knowledge of the directors and officers of the Corporation, as of the date hereof, Exploration Capital Partners 2006 Limited Partnership and Exploration Capital Partners 2012 Limited Partnership is, in each case, a limited partnership established in California; the general partner of which is Resource Capital Investment Corp. (“RCIC”). RCIC is incorporated under the laws of Nevada and is wholly owned by Sprott US Holdings Inc., which is wholly owned by Sprott Inc., a publicly traded company listed on the Toronto Stock Exchange. In addition, Exploration Capital Partners 2006 Limited Partnership, Exploration Capital Partners 2012 Limited Partnership, and Sprott Global Resource Investments Ltd. hold warrants to purchase 3,311,083, 6,666,667, 223,550 Ordinary Shares at various exercise prices, respectively.

PARTICULARS OF MATTERS TO BE ACTED UPON

To the knowledge of the board of directors of the Corporation (the “Board of Directors” or “Board”), the only matters to be brought before the Meeting are those matters set forth in the accompanying Notice of Meeting.

ORDINARY RESOLUTIONS

1.	RECEIPT OF FINANCIAL STATEMENTS

Resolution 1 is to receive and adopt the audited consolidated financial statements of the Corporation for the fiscal year ended December 31, 2015 and the report of the auditors thereon. A copy of these financial statements can be obtained at the Corporation’s web site, www.royalroadminerals.com or on SEDAR at www.sedar.com.

2.	ELECTION OF DIRECTORS

Resolutions 2 to 5 inclusive relate to the re-election and election, of directors.

The number of directors to be elected at the Meeting is four (4). The persons named in the table below will be presented for election at the Meeting as management’s nominees and the persons named in the accompanying form of proxy intend to vote for the election of these nominees. Management does not contemplate that any of these nominees will be unable to serve as a director. However, if before the Meeting any nominee becomes unable to serve as a director for any reason, the persons named in the accompanying proxy reserve the right to vote for another nominee in their discretion. Each director and proposed director elected at the Meeting will hold office until the first annual meeting following his election or until his successor is duly elected or appointed, unless his office is earlier vacated in accordance with the Corporation’s Articles of Association or the Companies (Jersey) Law 1991.

The table and the notes thereto sets out the name and place of residence of each person proposed to be nominated by management for election as a director, and certain other information, including, as applicable, the current position and office with the Corporation held by each of them, the present principal occupation or employment of each such person and similar information for the preceding five years, the date such person was first elected or appointed as a director of the Corporation, and the approximate number of Ordinary Shares of the Corporation beneficially owned, controlled or directed, directly or indirectly, by such person as at the date of this Circular.

Name, Position, Province or State and Country of Residence	Principal Occupation During Past 5 Years	Director of the Corporation Since	Number of Ordinary Shares Beneficially Owned Directly or Indirectly or Controlled(1)
Peter Mullens Brisbane, Queensland, Australia(2)(3) Chairman and Director

Mr. Mullens has served as Chairman and non-executive director of the Corporation since January 22, 2014. He is also currently a director and member of the audit committee of Terreno Resources Corp. (listed on the TSXV) and Chief Executive Officer and director of Aurasian Minerals PLC (listed on the AIM-Market of the London Stock Exchange). Previously, Mr. Mullens has served as a director and/or officer of a number of public and private companies, including, Lydian International Limited, Sierra Minerals Inc., Hodges Resources Limited, where he served as Chairman, and Laramide Resources Ltd., where he served as a director from January 2003 to January 2014 and as Vice President, Exploration from August 2002 to December 2013. He received a Bachelor of Science degree in Geology from Monash University in 1984 and has been a member of the Australian Institute of Mining Metallurgy since 1989.

		January 22, 2014	1,881,083(4)
Dr. Timothy Coughlin Jersey, Channel Islands President, Chief Executive Officer and Director

Dr. Coughlin is a Director (since May 2010) and Chief Executive Officer (since April 2014) of the Corporation. Prior to assuming these positions with the Corporation, Dr. Coughlin was a co-founder, Director, President and Chief Executive Officer of Lydian International Limited from December 2007 to February 2014.

		Director since May 6, 2012 and Chief Executive Officer since January 22, 2014	3,047,958(5)
Vernon Arseneau Mendoza, Argentina(2)(3) Director

Mr. Arseneau has served as a director of the Corporation since May 5, 2012. He is also currently Vice-President, Exploration at Arena Minerals Inc., where he has served in this role since October 2012. Prior to that, he served as Vice-President, Exploration at Zincore Metals Inc. from March 2008 to July 2012.

		May 5, 2012	85,000(6)
Don Njegovan (2)(3)

Mr. Njegovan was appointed a director of the Corporation on October 13, 2015. He is also currently Vice President, New Business Development at Oban Mining Corporation (since February 2016). Prior to that Mr. Njegovan worked as an independent mining consultant based in Toronto and served as a director of St Andrew Goldfields Ltd. from February 2015 to January 2016. Mr. Njegovan was formerly Managing Director of Global Mining at Scotiabank from August 2010 to June 2014. Prior to that, he was an investment banker at Toll Cross Securities Inc. from June 2005 to July 2010. Mr. Njegovan is a mining engineer with over 20 years’ experience in the resources industry. Mr. Njegovan holds a Bachelor of Science Mining Engineering from Michigan Technological University and a Bachelor of Arts from the University of Manitoba.

		October 13, 2015	2,000,000(7)

Notes:

(1)

The information as to voting securities beneficially owned, controlled or directed, not being within the knowledge of the Corporation, has been furnished by the respective nominees individually. Information regarding Ordinary Shares held does not include Ordinary Shares issuable upon the exercise of stock options of the Corporation.

(2)	Member of Audit Committee.
(3)	Member of the Compensation Committee.
(4)

Mr. Mullens has beneficial ownership and/or control or direction over an aggregate of 1,881,083 Ordinary Shares, which are held as to 507,000 directly by Mr. Mullens, 1,324,083 by the Mullens Family Superannuation Fund, and 50,000 by MDP Resources Inc. He also holds warrants to purchase an additional 233,333,000 Ordinary Shares and stock options to purchase100,000 Ordinary Shares at various prices.

(5)

Dr. Coughlin has beneficial ownership and/or control or direction over an aggregate of 3,047,958 Ordinary Shares. He also holds warrants to purchase 777,708 Ordinary Shares and stock options to purchase 150,000 Ordinary Shares.

(6)

Mr. Arseneau has beneficial ownership and/or control or direction over an aggregate of 85,000 Ordinary Shares. He also holds warrants to purchase 35,000 Ordinary Shares and stock options to purchase 150,000 Ordinary Shares at various prices.

(7)

Mr. Nejegovan has beneficial ownership and/or control or direction over an aggregate of 2,000,000 Ordinary Shares. He also holds warrants to purchase 1,000,000 Ordinary Shares and stock options to purchase 600,000 Ordinary Shares at various prices.

As at the date of this Circular, the current directors and executive officers of the Corporation as a group, directly or indirectly, beneficially own or exercise control or direction over 6,457,041 Ordinary Shares, representing approximately 9.7% of the 66,645,951 then issued and outstanding Ordinary Shares.

Cease Trade Orders, Bankruptcies, Penalties or Sanctions

None of the proposed directors, current directors or executive officers of the Corporation is, as at the date of this Circular, or was within 10 years before the date of this Circular, a director or chief executive officer or chief financial officer of any company that:

(a)

was the subject of an order (as defined in Form 51-102F5 of National Instrument 51- 102 - Continuous Disclosure Obligations) that was issued while the director or executive officer was acting in the capacity as director, chief executive officer or chief financial officer; or

(b)

was subject to an order that was issued after the director or executive officer ceased to be a director, chief executive officer, or chief financial officer, and which resulted from an event that occurred while that person was acting in the capacity as a director, chief executive officer, or chief financial officer.

None of the directors, executive officers or a shareholder holding a sufficient number of securities of the Corporation to affect materially the control of the Corporation:

(a)

is at the date hereof, or has been within 10 years before the date of this Circular, a director or executive officer of any company that while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets, other than Mr. Kololian, who was a board member (but had previously resigned from the board) of a business services company that filed for voluntary bankruptcy on or about June 23, 2010; or

(b)

has, within the 10 years before this Circular, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the director, executive officer or shareholder.

Proxies received in favour of management will be voted FOR the election of the above-named nominees, unless the shareholder has specified in the proxy that the Ordinary Shares are to be withheld from voting in respect thereof. Management has no reason to believe that any of the nominees will be unable to serve as a director but, if a nominee is for any reason unavailable to serve as a director, proxies in favour of management will be voted in favour of the remaining nominees and may be voted for a substitute nominee unless the shareholder has specified in the proxy that the Ordinary Shares are to be withheld from voting in respect of the election of directors.

3.	APPOINTMENT OF AUDITOR

Resolution 6 is to re-appoint Grant Thornton LLP as auditors of the Corporation from the conclusion of the meeting until the conclusion of the next annual general meeting of the Corporation and to authorise the directors to fix the auditor’s remuneration. Grant Thornton LLP were first appointed auditor of the Corporation on February 14, 2012.

Unless the shareholder directs that his or her Ordinary Shares are to be withheld from voting in connection with the appointment of the auditor, the persons named in the enclosed form of proxy intend to vote FOR the appointment of Grant Thornton LLP, to serve as auditor of the Corporation until the next annual meeting of the shareholders and to authorize the directors to fix the auditor’s remuneration.

4.	APPROVAL OF STOCK OPTION PLAN

Resolution 7, which will be proposed as an ordinary resolution (the “Stock Option Plan Resolution”), is to approve, ratify and confirm the Corporation’s existing stock option (the “Stock Option Plan”) as described below. Resolution 7 also confers power and authority on the Corporation’s board of directors to make any changes to the Stock Option Plan in accordance with its terms and as may be required from time to time to comply with the rules of the TSX Venture Exchange (the “TSXV”).

Purpose of the Proposed Stock Option Plan

The TSXV requires all listed companies that have a stock option plan in place to have such plan approved by their respective shareholders on an annual basis. The Corporation is seeking shareholder approval of the Stock Option Plan at the Meeting for the ensuing year. The Stock Option Plan was previously approved by Shareholders on April 10, 2015.

The following is a summary of the principal terms of the Stock Option Plan, which is qualified in its entirety by the full text of the Stock Option Plan, a copy of which can be obtained by requesting a copy to be sent by post by contacting the Corporation’s investor relations department by email at info@www.royalroadminerals.com.

Summary of the Principal Terms of the Stock Option Plan

The Stock Option Plan is a “rolling” stock option plan under which options may be granted to “Eligible Persons” in respect of authorized and unissued Ordinary Shares provided that, the aggregate number of Ordinary Shares reserved by the Corporation for issuance and which may be purchased upon the exercise of all options shall not exceed 10% of the issued and outstanding Ordinary Shares of the Corporation at the time of granting of options (on a non-diluted basis). An Eligible Person means any director, officer, employee (part-time or full-time), service provider or consultant of the Corporation or any of its subsidiaries. If any option granted under the Stock Option Plan is surrendered, terminated, expires or is exercised, the Ordinary Shares reserved for issuance, or issued, pursuant to such option shall be available for new options granted under the Stock Option Plan.

As at the date of this Circular, the Corporation had 3,325,000 Ordinary Shares reserved for issuance pursuant stock options outstanding under the Stock Option Plan (5.0% of the Corporation’s issued and outstanding Ordinary Shares) and 3,339,595 Ordinary Shares reserved for issuance pursuant to options available to be granted under the Stock Option Plan (5.0% of the Corporation’s issued and outstanding Ordinary Shares).

The following is a summary of the other material terms of the Stock Option Plan:

(a)

all options granted under the Stock Option Plan are non-assignable and non-transferable and can be exercised for a period of up to 10 years, as determined by the Corporation Board. The expiry date of outstanding options held by optionees that would otherwise expire during a restricted trading period, imposed by the Corporation pursuant to any of its policies (a “Blackout Period”), will be extended for a period of 10 business days following the end of such Black-Out Period.

(b)

The number of Ordinary Shares, the exercise price, the vesting period and any other terms and conditions of options granted pursuant to Stock Option Plan are determined by the Corporation’s Board of Directors, subject to the express provisions of the Stock Option Plan.

(c)

The exercise price of options under the Stock Option Plan will be set by the Corporation’s Board at the time of grant and cannot be less than the Discounted Market Price (as such term in defined in the policies of the TSXV); provided however, that if the Ordinary Shares are not listed on the TSXV, the purchase price shall not be less than the closing price of the Ordinary Shares on the stock exchange on which the Ordinary Shares are listed on the last trading day immediately preceding the date of the grant of such option; and provided further, that if the Ordinary Shares are not listed on any stock exchange, the purchase price shall not be less than the fair market value of the Ordinary Shares, as may be determined by the Corporation’s Board on the day immediately preceding the date of the grant of such option. In addition to any resale restrictions under applicable securities laws, if the Ordinary Shares are listed on the TSXV, where the exercise price of any option is priced less than the closing price of the Ordinary Shares on the TSXV on the last day upon which the Ordinary Shares traded on the TSXV immediately preceding the day on which the Corporation’s Board grants such option, the options and any Ordinary Shares issued upon exercise of such options will be subject to, and must be legended in respect of, the Exchange Hold Period (as such term in defined in the policies of the TSXV) of four months commencing on the date such options were granted.

(d)

If before the expiry of the option, the optionee ceases to be an Eligible Person for any reason other than the death of the Eligible Person or termination by the Corporation’s for cause, the option will terminate on a date determined by the Board, which date shall not be less than 90 days and not more than 12 months of the date the optionee ceases to be an Eligible Person. If the optionee ceases to be an Eligible Person by reason of termination by the Corporation for cause, the option will terminate immediately upon the optionee ceasing to be an Eligible Person.

(e)	In the event of the death of the optionee, the option continues to be exercisable for a period up to twelve months from the date of such event.

(f)

In addition, the Stock Option Plan provides for the following limits on option grants: (i) the aggregate number of Ordinary Shares reserved for issuance pursuant to options granted to insiders of the Corporation (as a group), together with all of the Corporation’s other share compensation arrangements, at any point in time shall not exceed 10% of the issued and outstanding Ordinary Shares at such time unless Disinterested Shareholder Approval (as such term in defined in the policies of the TSXV) is obtained; (ii) the aggregate number of Ordinary Shares reserved for issuance pursuant to options granted to insiders of the Corporation (as a group), within any twelve month period shall not exceed 10% of the issued and outstanding Ordinary Shares at the time of the grant of the option unless Disinterested Shareholder Approval (as such term in defined in the policies of the TSXV) is obtained; (iii) the number of Ordinary Shares reserved for issue to any one consultant of the Corporation under the Stock Option Plan within any twelve month period may not exceed 2% of the issued and outstanding Ordinary Shares at the time of grant of the option; and (iv) the number of Ordinary Shares reserved for issue to persons retained by the Corporation to provide investor relations activities (as defined in the policies of the TSXV) within any twelve month period may not exceed 2% of the issued and outstanding Ordinary Shares at the time of grant of the option.

(g)

The Stock Option Plan contains a formal amendment procedure which provides that amendments that can be made to the Stock Option Plan by the Corporation’s Board without requiring the approval of shareholders unless specifically required by the TSXV. These amendments include, without limitation: (i) altering, extending or accelerating option vesting terms and conditions; (ii) amending the termination provisions of an option, which amendment shall include determining that any provisions of the Stock Option Plan concerning the effect of the optionee ceasing to be an Eligible Person shall not apply for any reason acceptable to the Corporation’s Board of Directors; (iii) determining adjustments pursuant to the provisions of the Stock Option Plan concerning corporate changes; (iv) amending the definitions contained in the Stock Option Plan; (v) amending the terms and conditions of any financial assistance which may be provided by the Corporation to optionees to facilitate the purchase of Shares under the Plan, or adding, amending or removing any provisions for such financial assistance; (vi) amending provisions relating to the administration of the Stock Option Plan; (vii) making “housekeeping” amendments, such as those necessary to cure errors or ambiguities contained in the Stock Option Plan; (viii) effecting amendments necessary to comply with the provisions of applicable laws (including, without limitation, the rules, regulations and policies of the TSXV); and (ix) effecting amendments necessary to suspend or terminate the Stock Option Plan.

(h)

The Stock Option Plan also specifically provides that the following amendments, among others, require shareholder approval: (i) increasing the number of Ordinary Shares issuable under the Stock Option Plan, except by operation of the “rolling” maximum reserve or an adjustment pursuant to the provisions of the Stock Option Plan; (ii) any amendment which could result in the aggregate number of Ordinary Shares issued to insiders of the Corporation within any one-year period or issuable to insiders of the Corporation at any time under the Stock Option Plan, together with any other security based compensation arrangement, exceeding 10% of the issued and outstanding Ordinary Shares; (iii) extending the term of an option held by an insider of the Corporation; (iv) reducing the option price of an option; (v) amending the formal amendment procedures; and (vi) making any amendments required to be approved by the shareholders under applicable law.

Approval of Stock Option Plan Resolution

In order to be approved, the Stock Option Plan Resolution must be passed by a simple majority of the votes cast at the Meeting by Shareholders who vote in person or by proxy.

Unless otherwise directed, the management designees named in the accompanying Instrument of Proxy intend to vote in favour of the Stock Option Plan Resolution, approving and authorizing the Stock Option Plan. The directors of the Corporation recommend that Shareholders vote FOR the Stock Option Plan Resolution at the Meeting.

5.	OTHER MATTERS WHICH MAY COME BEFORE THE MEETING

The Corporation’s management knows of no matters to come before the Meeting other than as set forth in the Notice of Meeting. However, if other matters which are not known to the management should properly come before the Meeting, the accompanying proxy will be voted on such matters in accordance with the best judgment of the persons voting the proxy.

STATEMENT OF EXECUTIVE COMPENSATION

Introduction

In the following pages we describe the Corporation’s policies and practices with respect to the compensation of senior executives, the role and structure of the Compensation Committee in this process, and the detailed disclosure of the remuneration of the Named Executive Officers. A Named Executive Officer (an “NEO”) of the Corporation means each of the following individuals:

(a)	a chief executive officer (“CEO”) of the Corporation;
(b)	a chief financial officer (“CFO”) of the Corporation;
(c)

each of the Corporation’s three most highly compensated executive officers, or the three most highly compensated individuals acting in a similar capacity, other than the CEO and CFO, at the end of the most recently completed financial year whose total compensation was, individually, more than $150,000, as determined in accordance with subsection 1.3(6) of Form 51-102F6 of National Instrument 51-102 - Continuous Disclosure Obligations, for that financial year; and

(d)

each individual who would be an NEO under paragraph (c) above but for the fact that the individual was neither an executive officer of the Corporation, nor acting in a similar capacity, at the end of that financial year.

During the year ended December 31, 2015, the Corporation had the following NEO’s: Dr. Timothy Coughlin, Chief Executive Officer; Cindy Davis, Chief Financial Officer; Rebecca Hudson, former Chief Financial Officer; and Sol Thacker, former Chief Financial Officer.

This Circular contains references to Canadian dollars and British pounds sterling. All dollar amounts referenced, unless otherwise indicated, are Canadian dollars (“$”) and British pounds sterling are referred to as “£”.Unless, otherwise stated, all amounts referred to in this Circular that were paid or incurred in British pounds sterling have been converted into Canadian dollars using the specified exchange rates.

Director and Named Executive Officer Compensation

Director and named executive officer compensation, excluding compensation securities

The following table sets forth a summary of the compensation paid to the NEOs and the Directors for the two most recently completed financial years:

Table of compensation excluding compensation securities
Name and position	Year	Salary, consulting fee, retainer or commission ($)	Bonus ($)	Committee or meeting fees ($)	Value of perquisites ($)	Value of all other compensation ($)	Total compensation ($)
Timothy	2015	177,666(1)	Nil	Nil	Nil	Nil	177,666(1)
Coughlin	2014	143,682(6)	Nil	Nil	Nil	Nil	143,682(1)
Chief Executive
Officer,
President, and
Director
Cindy Davis(2)	2015	Nil	Nil	Nil	Nil	Nil	Nil
Chief Financial	2014	Nil	Nil	Nil	Nil	Nil	Nil
Officer
Peter Mullens	2015	Nil	Nil	Nil	Nil	Nil	Nil
Chairman and	2014	Nil	Nil	Nil	Nil	Nil	Nil
Director
Don Njegovan(3)	2015	2,000	Nil	Nil	Nil	Nil	2,000
Director	2014	Nil	Nil	Nil	Nil	Nil	Nil

Vernon	2015	Nil	Nil	Nil	Nil	Nil	Nil
Arsenault	2014	Nil	Nil	Nil	Nil	Nil	Nil
Director
Rebecca	2015	8,300	Nil	Nil	Nil	Nil	8,300
Hudson(4)	2014	Nil	Nil	Nil	Nil	Nil	Nil
Former Chief
Financial Officer
Sol Thacker (5)	2015	84,805(1)	Nil	Nil	Nil	Nil	84,805(6)
Former Chief	2014	69,639(6)	Nil	Nil	Nil	Nil	69,639(6)
Financial Officer
and Director
Hugh Devlin(7)	2015	Nil	Nil	Nil	Nil	Nil	Nil
Former Director	2014	Nil	Nil	Nil	Nil	Nil	Nil

A. Kerim	2015	Nil	Nil	Nil	Nil	Nil	Nil
Sener(8)	2014	Nil	Nil	Nil	Nil	Nil	Nil
Former Director

(1)	The actual amounts paid were converted from British pounds sterling to Canadian dollars using an exchange rate of £1.00 = $1.90.
(2)	Cindy Davis was appointed as Chief Financial Officer on December 14, 2015.
(3)	Don Njegovan was appointed as a director of the Corporation on October 13, 2015 .
(4)	Rebecca Hudson served as Chief Financial Officer of the Corporation from September 8, 2015 to December 14, 2015.
(5)	Mr. Thacker resigned as Chief Financial Officer and Director on September 8, 2015.
(6)

The actual amounts paid were converted from British pounds sterling to Canadian dollars using an exchange rate of £1.00
= $1.80. Such amounts were paid to Accountable, a company controlled by Mr. Thacker.

(7)	Hugh Devlin resigned as a director on April 29, 2016.
(8)	A. Kerim Sener resigned as a director on October 25, 2015.

Outstanding Share-Based Awards and Option-Based Awards

The following table sets out for each NEO and Director of the Corporation all compensation securities granted or issued to such NEO and Director in the most recently completed financial year for services provided or to be provided, directly or indirectly, to the Corporation.

Compensation Securities
Name	Type of	Number of	Date	Issue,	Closing	Closing	Expiry
and	compensation	compensation	of	conversion	price of	price of	date
position	security	securities,	issue	or exercise	security or	security or
		number of	or	price	underlying	underlying
		underlying	grant	($)	security	security at
		securities, and			on	year end
		percentage of			date of	($)
		class			grant
($)
Timothy	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Coughlin
Chief
Executive
Officer,
President, and
Director
Cindy Davis	Stock option	300,000	December	$0.10	$0.04	$0.05	December
Chief Financial			14, 2015				14, 2017
Officer
Peter Mullens	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Chairman and
Director
Don Njegovan	Stock option	600,000	December	$0.10	$0.04	$0.05	December
Director			14, 2015				14, 2017

Vernon	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Arsenault
Director
Rebecca	Stock option	200,000	Jan 30,	$2.20	$2.40	$2.32	Jan 30, 2017
Hudson			2015
Former Chief
Financial
Officer
Sol Thacker	Stock option	150,000	June 16,	$0.25	$0.15	$0.05	June 16,
Former Chief			2015				2016
Financial							(expired)
Officer and
Director
Hugh Devlin	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Former
Director
A. Kerim	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Sener

Former
Director

External management companies

Cindy Davis

Cindy Davis, the Corporation’s Chief Financial Officer, provide her services to the Corporation in accordance with the terms of a consulting agreement (the “MSSI Agreement”) dated December 14, 2015, between the Corporation and Marrelli Support Services Inc. (“MSSI”), an external management company. All compensation paid by the Corporation in respect of Ms. Davis’ service to the Corporation as disclosed herein was paid to MSSI and not directly to Ms. Davis, except for the stock options described in the table of compensation securities above. In accordance with the terms of the MSSI Agreement, the Corporation agreed to pay MSSI $1,400 per month for the services of Ms. Davis. The MSSI Agreement may be terminated by either party on 30 days prior written notice.

Sol Thacker

Sol Thacker, the Corporation’s former Director and Chief Financial Officer provided his services to the Corporation in accordance with the terms of a consulting agreement dated July 1, 2014, between the Corporation and Accountable Limited (“Accountable”), a company controlled by Mr. Thacker. The agreement with Accountable terminated on September 8, 2015. All compensation paid in respect of Mr. Thacker’s service to the Corporation was paid to Accountable and not directly to Mr. Thacker.

Employment Contracts

Except as set out below, the Corporation has no arrangements that provide for payments to its Named Executive Officers at, following or in connection with any termination (whether voluntary, involuntary or constructive), resignation, retirement, a change in control of the Corporation, its subsidiaries or affiliates or a change in a Named Executive Officer’s responsibilities.

Dr. Timothy Coughlin

Pursuant to an employment agreement (the “Coughlin Agreement”) dated effective January 22, 2014, between the Corporation and Dr. Timothy Coughlin, the Corporation’ President and CEO, Dr. Coughlin receives an annual base salary of £88,000.

If the Corporation terminates the Coughlin Agreement without cause, the Corporation agreed to (i) pay to Dr. Coughlin an amount equal to 12 months of his base salary, (ii) continue his group health insurance and other benefits for a period of six months, and (iii) pay to him an amount equal to the bonus received by him for the Corporation’ most recently completed financial year (whether paid or accrued) prior such time.

If both a change of control and a “triggering event” (as described below) occurs within 12 months of the date of the change of control, Dr. Coughlin will be entitled to elect to terminate his employment with the Corporation and the Corporation will (i) pay to Dr. Coughlin an amount equal to 24 months of his base salary, (ii) continue his group health insurance and other benefits for a period of six months, and (iii) pay to him an amount equal to two times his annual bonus, determined in the manner described above.

Under the Coughlin Agreement, a “triggering event” includes the following events: (i) a change in the executive’s position or duties, responsibilities (including a change in the person or body to whom the executive reports at the date of a change in control), title or office in effect immediately prior to a change in control; (ii) a reduction of the executive’s salary, benefits or any other form of remuneration; (iii) a change in the municipality in which the executive is regularly required to carry out the terms of his employment with the Corporation at the date of a change in control; (iv) a failure to provide the agreed vacation; and (v) a breach of, or failure by a successor to assume the Coughlin Agreement.

The Coughlin Agreement contains customary provisions restricting the disclosure of the Corporation’s confidential information and provides that Dr. Coughlin may not solicit or interfere with the employees and financiers of the Corporation for a period of two years from the termination of his employment.

Compensation Discussion and Analysis

Director and NEO compensation

Executive compensation is based upon the need to provide a compensation package that will allow the Corporation to attract and retain qualified and experienced executives, balanced with a pay-for performance philosophy. Compensation for this financial year and prior financial years have historically been based upon a negotiated salary, with stock options and bonuses potentially being issued and paid as an incentive for performance.

The Corporation has a compensation committee (the “Compensation Committee”), which has the responsibility to administer compensation policies related to the executive management, being the President, Chief Executive Officer and Chief Financial Officer, of the Corporation. The Compensation Committee makes recommendations to the Board with respect to compensation matters for Director’s and NEO’s. All compensation payable to Directors and NEOs is determined by the Board after considering any recommendations from the Compensation Committee.

Option-Based Awards

The Compensation Committee has the responsibility to administer compensation policies related to directors and executive management of the Corporation, including option-based awards. All stock option grants are determined by the Board after considering any recommendations from the Compensation Committee.

Shareholders have approved a stock option plan pursuant to which the Board has granted stock options to executive officers. The stock option plan provides compensation to participants and an additional incentive to work toward long-term Corporation performance. See heading below “Particulars of Matters to be Acted Upon - Ratification of Rolling Stock Option Plan” for further disclosure on the stock option plan.

Executive compensation is based upon the need to provide a compensation package that will allow the Corporation to attract and retain qualified and experienced executives, balanced with a pay-for-performance philosophy. The stock option plan has been and will be used to provide share purchase options which are granted in consideration of the level of responsibility of the executive as well as his or her impact and/or contribution to the longer-term operating performance of the Corporation. In determining the number of options to be granted to the executive officers, the Board takes into account the number of options, if any, previously granted to each executive officer and the exercise price of any outstanding options to ensure that such grants are in accordance with the policies of the TSXV, and closely align the interests of the executive officers with the interests of the Corporation’s shareholders.

Stock Option Plan

For a description of our equity compensation plan, please see the heading “Option-Based Awards” above and “Particulars of Matters to be Acted Upon – Approval of Stock Option Plan” below.

Pension Plan Benefits

There are no pension plan benefits in place for the NEOs.

Gender Diversity in Executive Officer Positions

The Corporation has not adopted a formal policy which specifies targets regarding the representation of women in executive officer positions or on its board of directors. While the Corporation believes that diversity, including gender diversity, is an important consideration in determining the makeup of its executive team, it is only one of a number of factors (which include merit, talent, experience, expertise, leadership capabilities, innovative thinking and strategic agility), that are considered in selecting the best candidates for executive positions. At the present time, none of the current members of the Corporation’s executive team are women.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

None of the Corporation’s directors, executive officers or employees, or former directors, executive officers or employees, nor any associate of such individuals, is as at the date hereof, or has been, during the financial year ended December 31, 2015, indebted to the Corporation in connection with a purchase of securities or otherwise. In addition, no indebtedness of these individuals to another entity has been the subject of a guarantee, support agreement, letter of credit or similar arrangement or understanding of the Corporation.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No person who has been a director or an officer of the Corporation at any time since the beginning of its last completed financial year or any associate of any such director or officer has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the meeting, except as disclosed in this Circular.

     STATEMENT OF CORPORATE GOVERNANCE PRACTICES

General

The Corporation’s Board views effective corporate governance as an essential element for the effective and efficient operation of the Corporation. The Corporation believes that effective corporate governance improves corporate performance and benefits all of its shareholders. The following statement of corporate governance practices sets out the Board’s review of the Corporation’s governance practices relative to 58-101-Disclosure of Corporate Governance Practices and National Policy 58-201 - Corporate Governance Guidelines.

Board of Directors

The Board maintains the exercise of independent supervision over management by ensuring that the majority of its directors are independent. Dr. Timothy Coughlin, Director, President and Chief Executive Officer, is not independent by virtue of his position as an executive officer of the Corporation. The Corporation’s other directors have each been determined to be independent.

Directorships

The following members of the Board currently hold directorships in other reporting issuers (or the equivalent) as set forth below:

Name of Director	Name of Reporting Issuer	Exchange
Peter Mullens	Terreno Resources Corp.	TSXV
	Aurasian Minerals PLC	AIM

Timothy Coughlin	Aurasian Minerals PLC	AIM

Orientation and Continuing Education of Board Members

The Corporation currently does not have any formal orientation or continuing education programs in place for new directors, as there have been no changes in Board membership since incorporation. At such time as there is a change in the Board, this policy will be reviewed.

Ethical Business Conduct

The Board is of the view that the fiduciary duties placed on individual directors pursuant to corporate legislation and the common law, and the conflict of interest provisions under corporate legislation which restricts an individual director’s participation in decisions of the Board in which the director has an interest, have been sufficient to ensure that the Board operates independently of management and in the best interests of the Corporation. The Corporation Board has also adopted a whistleblower protection with respect to confidential and anonymous reporting of complaints and regularities.

Nomination of Directors

The size of the Board is reviewed annually when the Board considers the number of directors to recommend for election at the annual meeting of shareholders. The Board takes into account the number of directors required to carry out the Board duties effectively, and to maintain a diversity of view and experience.

Other Board Committees

The Board of Directors has established the Audit Committee and the Compensation Committee, as described below.

Audit Committee

See the disclosure under the heading “Audit Committee Disclosure” below for information about the Audit Committee.

Compensation Committee

The Compensation Committee currently consists of Peter Mullens, Don Njegovan and Vernon Arseneau, each of whom are independent as such term is defined in National Instrument 52-110 - Audit Committees (“NI 52-110”). Peter Mullens is the Chairman of the Compensation Committee. The Compensation Committee has been established to assist the Board of Directors in settling compensation of directors and senior executives, and developing and submitting to the Board of Directors recommendations with regard to other employee benefits.

The Compensation Committee meets as frequently as required. The Compensation Committee members do not hold regularly scheduled meetings at which non-independent directors and members of management are not in attendance. However, during the course of a Committee meeting, if a matter is more effectively dealt with without the presence of members of management, the Compensation Committee members meet independently of management and/or other directors, as appropriate.

The Compensation Committee reviews and approves corporate goals and objectives relative to the compensation of the CEO and the CFO and assesses each of their performance in light of those goals and objectives. In addition, the Compensation Committee makes recommendations to the Board with respect to the compensation (including salary, bonus and stock options) and benefits of the CEO and the other senior officers of the Corporation and reviews and approves the terms of the employment agreements and severance arrangements of the CEO and other senior officers of the Corporation. The Compensation Committee reviews and assesses periodically the compensation structure and benefit plans (including equity-based incentive plans) of the Corporation and makes recommendations to the Board with respect thereto. On an annual basis, the Compensation Committee also reviews the compensation payable to directors of the Corporation in relation to their service on the Board and Board Committees, and makes recommendations to the Board with respect thereto.

To determine compensation payable, the Compensation Committee reviews compensation paid to the directors, CEO and other senior officers, in companies of similar size and stage of development in the mining and mineral exploration industry and determine an appropriate compensation reflecting the need to provide incentive and compensation for the time and effort expended by the directors and senior management while taking into account the financial and other resources of the Corporation.

Assessment of Directors, the Board and Board Committees

The Board monitors the adequacy of information given to directors, the communications between the Board and management and the strategic direction and processes of the Board and its Audit Committee, to satisfy itself that the Board, its Audit Committee and its individual directors are performing effectively.

AUDIT COMMITTEE DISCLOSURE

Audit Committee Mandate

The Audit Committee is a committee of the Board established for the purpose of overseeing the accounting and financial reporting processes of the Corporation and annual external audits of the consolidated financial statements. The Audit Committee has formally set out its responsibilities and composition requirements in fulfilling its oversight in relation to the Corporation’s internal accounting standards and practices, financial information, accounting systems and procedures. See Appendix “A” hereto for a copy of the Audit Committee Charter of the Corporation.

Composition of the Audit Committee

The Audit Committee currently consists of Peter Mullens, Don Njegovan and Vernon Arseneau. Peter Mullens is the Chair of the Audit Committee. All members of the Audit Committee have been determined to be “independent” and are considered to be “financially literate” (as such terms are defined in NI 52-110).

Relevant Education and Experience of Audit Committee Members

The following is a description of the education and experience of each member of the Audit Committee that is relevant to the performance of his responsibilities as an Audit Committee member and, in particular, any education or experience that would provide the member with:

(a)	an understanding of the accounting principles used by the Corporation to prepare its financial statements;

(b)	the ability to assess the general application of such accounting principles in connection with the accounting for estimates, accruals and reserves;

(c)

experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Corporation’s financial statements, or experience actively supervising one or more persons engaged in such activities; and

(d)	an understanding of internal controls and procedures for financial reporting.

Peter Mullens

Mr. Mullens has served as Chairman and non-executive director of the Corporation since January 22, 2014. He is also currently a director and member of the audit committee of Terreno Resources Corp. (listed on the TSXV) and Chief Executive Officer and director of Aurasian Minerals PLC (listed on the AIM-Market of the London Stock Exchange). Previously, Mr. Mullens has served as a director and/or officer of a number of public and private companies, including, Lydian International Limited, Sierra Minerals Inc., Hodges Resources Limited, where he served as Chairman, and Laramide Resources Ltd., where he served as a director from January 2003 to January 2014 and as Vice President, Exploration from August 2002 to December 2013. He received a Bachelor of Science degree in Geology from Monash University in 1984 and has been a member of the Australian Institute of Mining Metallurgy since 1989.

Don Njegovan

Mr. Njegovan was appointed a director of the Corporation on October 13, 2015. He is also currently Vice President, New Business Development at Oban Mining Corporation (since February 2016). Prior to that Mr. Njegovan worked as an independent mining consultant based in Toronto and served as a director of St Andrew Goldfields Ltd. from February 2015 to January 2016. Mr. Njegovan was formerly Managing Director of Global Mining at Scotiabank from August 2010 to June 2014. Prior to that, he was an investment banker at Toll Cross Securities Inc. from June 2005 to July 2010. Mr. Njegovan is a mining engineer with over 20 years’ experience in the resources industry. Mr. Njegovan holds a Bachelor of Science Mining Engineering from Michigan Technological University and a Bachelor of Arts from the University of Manitoba.

Vernon Arseneau

Mr. Arseneau, has served as a director of the Corporation since May 5, 2012. He is also currently Vice-President, Exploration at Arena Minerals Inc., where he has served in this role since October 2012. Prior to that, he served as Vice-President, Exploration at Zincore Metals Inc. from March 2008 to July 2012, consulted as a geologist from 2003 to 2006 on various exploration projects, and served in a number of roles in over 20 years with Noranda Inc. in Canada and South America. Mr. Arseneau has a BSc Geology.

External Auditor Service Fees (By Category)

The following table discloses the fees billed to the Corporation by its external auditor during the current financial year.

Year ended December 31,	Audit Fees	Audit-Related Fees	Tax Fees	All Other Fees
2015	$21,400	$Nil	Nil	$63,000
2014	$26,750	$Nil	Nil	Nil

Notes:

(1)	The aggregate fees billed for audit services.
(2)

The aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Corporation’s financial statements and are not disclosed in the “Audit Fees” column.

(3)	The aggregate fees billed for tax compliance, tax advice, and tax planning services.
(4)	The aggregate fees billed for professional services other than those listed in the other three columns.

Reliance on Certain Exemptions

At no time since the commencement of the Corporation’s most recently completed financial year has the Corporation relied on the exemption provided for in section 2.4 of NI 52-110 (De Minimis Non-audit Services), or an exemption from NI 52-110, in whole or in part, granted pursuant to Part 8 of NI 52-110.

ADDITIONAL INFORMATION

Additional information relating to the Corporation is available on SEDAR at www.sedar.com. Shareholders may request copies of the financial statements of the Corporation by contacting the Chief Executive Officer of the Corporation at 4 Wharf Street, Suite 30, St Helier, Jersey, Channel Islands, JE2 3NR or by telephone at +44 (0) 1534 887166. Financial information about the Corporation may be found in the Corporation’s financial statements and Management’s Discussion and Analysis for its most recently completed financial year.

DIRECTORS’ APPROVAL

The contents and the sending of this Circular have been approved by the board of directors of the Corporation.

Except where otherwise indicated, information contained herein is given as of May 9, 2016.

DATED this 9 th day of May, 2016.

(Signed)
Peter Mullens
Chairman

APPENDIX “A”

ROYAL ROAD MINERALS LIMITED

AUDIT COMMITTEE CHARTER

Audit Committee Charter

1. Purpose and Authority

The Audit Committee (“Committee”) is a committee of the board of directors (“the Board”) of Royal Road Minerals Limited (the “Company”). Its primary function shall be to assist the Board in fulfilling its oversight responsibilities with respect to accounting and financial reporting processes, the integrity of the financial statements the Company, compliance with legal and regulatory requirements, the overall adequacy and maintenance of the systems of internal controls that management has established and the overall responsibility for the Company’s external and internal audit processes including the external auditor’s qualifications, independence and performance.

The Committee shall have access to such officers and employees of the Company, its external auditor and its legal counsel as the Committee considers to be necessary or desirable in order to perform its duties and responsibilities. In addition, the Committee shall have the authority and funding to retain independent legal, accounting and other consultants to advise the Committee. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to any advisers employed by the Committee and to the external auditor employed by the Company for the purpose of rendering or issuing an audit report or performing other audit, review or attest services and ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The Committee shall be accountable to the Board. In the course of fulfilling its specific responsibilities, the Committee shall maintain open communication between the Company’s external auditor and the Board.

The responsibilities of a member of the Committee shall be in addition to such member’s duties as a member of the Board.

The Committee has the duty to review and ensure that the Company’s financial disclosures are complete and accurate, are in accordance with generally accepted accounting principles and fairly present the financial position and risks of the organization. The Committee should, where it deems appropriate, review compliance with laws and regulations and the Company’s own policies.

The Committee will provide the Board with such recommendations and reports with respect to the financial disclosures of the Company as it deems advisable.

2. Membership and Composition

The Committee shall consist of at least three independent directors who shall serve on behalf of the Board. The Board, at its organizational meeting held in conjunction with each annual general meeting of the Shareholders, shall appoint the members of the Committee for the ensuing year. Each member shall meet the independence, financial literacy and experience requirements of the TSX Venture Exchange, and any other exchange upon which the securities of the Company may be listed to the extent required by the rules of such exchange, National Instrument 52-110 – Audit Committees and other regulatory agencies as required. The Board may, at any time, remove or replace any member of the Committee and may fill any vacancy in the Committee.

Financial literacy requires that all members of the Committee shall have the ability to read and understand a set of financial statements that present the breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements.

A majority of members of the Committee, present in person or by telephone or other telecommunication device that permits all persons participating in the meeting to speak and to hear each other, will constitute a quorum for a meeting of the Committee.

The Board will appoint one member of the Committee to act as the chair (“Chair”) of the Committee. In his or her absence, the Committee may appoint another person to act as chair of a meeting of the Committee provided a quorum is present. The Chair will appoint a secretary of the meeting, who need not be a member of the Committee and who will maintain the minutes of the meeting.

3. Meetings

At the request of the external auditor, the Chair of the Board, the Chief Executive Officer or the Chief Financial Officer of the Company or any member of the Committee, the Chair of the Committee will convene a meeting of the Committee. In advance of every meeting of the Committee, the Chair, with the assistance of the Chief Financial Officer, will ensure that the agenda and meeting materials are distributed in a timely manner.

The Committee shall meet regularly and at least on a quarterly basis. The Committee shall hold in camera sessions without the presence of management after each meeting.

4. Duties and Responsibilities

The Committee shall take charge of all responsibilities imparted on an audit committee of the Company, as they may apply from time to time, under the Companies (Jersey) Law 1991, National Instrument 52-110 – Audit Committees and stock exchange rules. The duties and responsibilities of the Committee include the following:

4.1 Financial Reporting and Disclosure

(a)	Review and discuss with management and the external auditor at the completion of the annual examination:

(i)	the Company’s audited financial statements and related notes; the external auditor’s audit of the financial statements and their report;

(ii)	any significant changes required in the external auditor’s audit plan;

(iii)	any serious difficulties or disputes with management encountered during the course of the audit; and

(iv)	other matters related to the conduct of the audit which are to be communicated to the Committee under International Financial Reporting Standards (“IFRS”).

(b)	Review and discuss with management and the external auditor at the completion of any review engagement or other examination, the Company’s quarterly financial statements.

(c)

Review and discuss with management, prior to their public disclosure, the annual reports, quarterly reports, Management’s Discussion and Analysis (“MD&A”), earnings press releases and any other material disclosure documents containing or incorporating by reference audited or unaudited financial statements of the Company and, if thought advisable, provide their recommendations on such documents to the Board.

(d)

Review and discuss with management any guidance being provided to shareholders on the expected earnings of the Company and, if thought advisable, provide their recommendations on such documents to the Board.

(e)

Inquire of the auditors regarding the quality and acceptability of the Company’s accounting principles and estimates, including the clarity of financial disclosure and the degree of conservatism or aggressiveness of the accounting policies and estimates.

(f)

Review the Company’s compliance with any policies and reports received from regulators. Discuss with management and the external auditor the effect on the Company’s financial statements of significant regulatory initiatives.

(g)

Meet with the external auditor and management in separate executive sessions, as necessary or appropriate, to discuss any matters that the Committee or any of these groups believe should be discussed privately with the Committee.

(h)

Ensure that management has the proper and adequate systems and procedures in place for the review of the Company’s financial statements, financial reports and other financial information including all Company disclosure of financial information extracted or derived from the Company’s financial statements, and that they satisfy all legal and regulatory requirements. The Committee shall periodically assess the adequacy of such procedures.

(i)

Review with the Company’s counsel, management and the external auditor any legal or regulatory matter, including reports or correspondence, which could have a material impact on the Company’s financial statements or compliance policies.

(j)

Based on discussions with the external auditor concerning the audit, the financial statement review and such other matters as the Committee deems appropriate, recommend to the Board the filing of the audited annual and unaudited quarterly financial statements and MD&A on SEDAR and the inclusion of the audited financial statements in the Annual Report on Form 40-F.

4.2 External Auditor

(a)

Be responsible for recommending to the Board the appointment of the Company’s external auditor and for the compensation, retention and oversight of the work of the external auditor employed by the Company. The external auditor shall report directly to the Committee. The Committee shall be responsible to resolve any disagreements, if any, between management and the external auditor regarding financial reporting.

(b)	Consider, in consultation with the external auditor, the audit scope and plan of the external auditor.

(c)

Confirm with the external auditor and receive written confirmation at least once per year as to the external auditor’s internal processes and quality control and disclosure of any investigations or government enquiries, reviews or investigations of the external auditor.

(d)	Take reasonable steps to confirm at least annually the independence of the external auditor, which shall include:

(i)

ensuring receipt from the external auditor of a formal written statement delineating all relationships between the external auditor and the Company, consistent with IFRS, and determine that they satisfy the requirements of all applicable securities laws,

(ii)

considering and discussing with the external auditor any disclosed relationships or services, including non- audit services, that may impact the objectivity and independence of the external auditor, and

(iii)

approving in advance any audit or permissible non-audit related services provided by the external auditor to the Company with a view to ensuring independence of the external auditor, and in accordance with any applicable regulatory requirements, including the requirements of all applicable securities laws with respect to approval of non-audit related serviced performed by the external auditor.

(e)

Approve the lead audit partner for the Company’s external auditor, confirm that such lead partner has not performed audit services for the Company for more than five previous fiscal years, and otherwise ensure the rotation of the lead partner and other partners in accordance with all applicable securities laws.

(f)	Review and approve the Company’s hiring policies regarding partners, employees and former employees of the present and former external auditors of the Company.

4.3 Internal Controls and Audit

(a)

Review and assess the adequacy and effectiveness of the Company’s systems of internal control and management information systems through discussion with management and the external auditor to ensure that the Company maintains appropriate systems, is able to assess the pertinent risks of the Company and that the risk of a material misstatement in the financial disclosures can be detected.

(b)	Assess the requirement for the appointment of an internal auditor for the Company.

(c)

Review disclosures made to the Committee by the Company’s Chief Executive Officer and Chief Financial Officer during their certification process required under applicable Canadian and United States securities laws. Review any significant deficiencies in the design and operation of internal controls over financial reporting or disclosure controls and procedures and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

4.4 General

(a)

Conduct an ongoing review of any transaction now in effect, and review and approve in advance any proposed transaction, that could be within the scope of “related party transactions” as such term is defined in applicable securities laws, and establish appropriate procedures to receive material information about and prior notice of any such transaction.

(b)

Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

(c)

Conduct or authorize investigations into any matter within the scope of this Charter. The Committee may request that any officer or employee of the Company, its external legal counsel or its external auditor attend a meeting of the Committee or meet with any member(s) of the Committee.

(d)	Review the qualifications of the senior accounting and financial personnel.

(e)	Enquire of management and the external auditor regarding significant financial risks or exposures and the steps management has taken to minimize such risks to the Company.

(f)	Perform any other activities consistent with this Charter, the Company’s Articles and governing law, as the Committee or the Board deems necessary or appropriate.

4.5 Oversight Function

While the Committee has the responsibilities and powers set out in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate or are in accordance with IFRS and applicable rules and regulations. These are the responsibilities of management and the external auditor. The Committee and the Chair and any members of the Committee identified as having accounting or related financial expertise are members of the Board, appointed to the Committee to provide broad oversight of the financial, risk and control related activities of the Company, and are specifically not accountable or responsible for the day to day operation or performance of such activities. Although the designation of a member as having accounting or related financial expertise for disclosure purposes is based on that individual’s education and experience, which that individual will bring to bear in carrying out his or her duties on the Committee, such designation does not impose on such person any duties, obligations or liability that are greater than the duties, obligations and liability imposed on such person as a member of the Committee and the Board in the absence of such designation. Rather, the role of a member of the Committee who is identified as having accounting or related financial expertise, like the role of all members of the Committee, is to oversee the process, not to certify or guarantee the internal or external audit of the Company’s financial information or public disclosure.

5. Chair of the Committee

The Chair of the Committee:

(a)

provides leadership to the Committee with respect to its functions as described in this Charter and as otherwise may be appropriate, including overseeing the logistics of the operations of the Committee;

(b)

chairs meetings of the Committee, unless not present, including in camera sessions, and reports to the Board following each meeting of the Committee on the findings, activities and any recommendations of the Committee;

(c)	ensures that the Committee meets on a regular basis and at least quarterly;

(d)	in consultation with the Chair of the Board and the Committee members, establishes a calendar for holding meetings of the Committee;

(e)	establishes the agenda for each meeting of the Committee, with input from other Committee members, the Chair of the Board, and any other parties as applicable;

(f)

acts as liaison and maintains communication with the Chair of the Board and the Board to optimize and co-ordinate input from Board members, and to optimize the effectiveness of the Committee. This includes reporting to the full Board on all proceedings and deliberations of the Committee at the first meeting of the Board after each Committee meeting and at such other times and in such manner as the Committee considers advisable;

(g)	reports annually to the Board on the role of the Committee and the effectiveness of the Committee’s role in contributing to the objectives and responsibilities of the Board as a whole;

(h)	ensures that the members of the Committee understand and discharge their duties and obligations;

(i)	fosters ethical and responsible decision making by the Committee and its individual members;

(j)	together with the Corporate Governance and Nominating Committee, oversees the structure, composition, membership and activities delegated to the Committee from time to time;

(k)	ensures that resources and expertise are available to the Committee so that it may conduct its work effectively and efficiently and pre-approves work to be done for the Committee by consultants;

(l)	facilitates effective communication between members of the Committee and management;

(m)	addresses, or causes to be addressed, all concerns communicated to him or her under the Company’s Whistleblower Policy or Code of Conduct; and

(n)	performs such other duties and responsibilities as may be delegated to the Chair of the Committee by the Board from time to time.

This Charter will be reviewed annually and any recommended changes will be submitted to the Board for approval.

Last reviewed and approved by the Board on August 28, 2015